Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-224308 on Form S-8 of our report dated July 2, 2021, relating to the consolidated financial statements of Four Seasons Education (Cayman) Inc. (the “Company”), appearing in this Annual Report of the Company on Form 20-F for the year ended February 28, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China

June 28, 2023